UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):      April 13, 2000
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                               SFC New Holdings, Inc.
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          (Exact name of registrant as specified in its charter)



State of Delaware                     33-383063                       52-2173533
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(State or other jurisdiction     (Commission  File No.)      (I.R.S. Employer
of incorporation or organization)                           Identification No.)


       520 Lake Cook Road, Suite 550, Deerfield, IL            60015
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(Address of principal executive  offices)                    (Zip Code)


  Registrant's telephone number, including area code      (847) 405-5300
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ITEM 5.    OTHER EVENTS

  On April 13, 2000, SFC New Holdings, Inc. ("SFC"), a subsidiary of SFAC New Holdings, Inc., announced that it will offer to purchase, in two separate offers, (i) any and all of its $150 million issue of 12 1/8% Senior Notes and (ii) $54 million of its 11 1/4% Senior Notes. Each offer will be made for a cash purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any. SFC plans to initiate the tender offers on or about April 14, 2000 and will keep each offer open for twenty business days. In the event that the aggregate principal amount of the tendered 11 1/4% Senior Notes surrendered by the holders thereof exceeds the $54 million amount, the 11 1/4% Senior Notes shall be selected for tender on a pro rata basis. Any notes not tendered or returned in the tender offers will remain obligations of SFC and will continue to accrue interest and have all of the benefits of the indenture pursuant to which such notes were issued.



                         SIGNATURES

   Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    SFC NEW HOLDINGS, INC
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                            (Registrant)



Date:    April  13, 2000                        By:   /s/ Robert L. Fishbune
                                                        --------------------
                                                        Robert L. Fishbune
                                                        Vice President and
                                                         Chief Financial
                                                         Officer